ASSET PURCHASE AGREEMENT

                           Dated as of August 17, 1999

                                      Among

                           GATEWAY DISTRIBUTORS, LTD.

                           TEAMUP INTERNATIONAL, INC.

                                       and

                   SHAREHOLDERS OF TEAMUP INTERNATIONAL, INC.





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                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE 1 - PURCHASE AND SALE OF ASSETS........................................1

   1.1 Assets to be Purchased..................................................1
   1.2 Assumptions of Certain Liabilities......................................2
   1.3 Purchase Price..........................................................2
      1.3.1 Inventory Stream...................................................2
      1.3.2 Revenue Payment....................................................2
      1.3.3 Common Stock.......................................................2
      1.3.4 Common Stock Options...............................................3
   1.4 Payment of Purchase Price...............................................3
   1.5 Post Closing Adjustments................................................3
   1.6 Closing.................................................................4

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS.........4

   2.1 Disclosure Schedule.....................................................4
   2.2 Corporate Organization..................................................5
   2.3 Capitalization..........................................................5
   2.4 Non-Contravention.......................................................5
   2.5 Consents and Approvals..................................................6
   2.6 Financial Statements....................................................6
   2.7 Loss Contingencies; Other Non-Accrued Liabilities.......................6
   2.8 Absence of Certain Changes..............................................7
   2.9 Real Properties.........................................................7
   2.10 Machinery, Equipment, Vehicles and Personal Property...................8
   2.11 Inventories............................................................9
   2.12 Receivables and Payables...............................................9
   2.13 Intellectual Property Rights...........................................9
   2.14 Litigation............................................................10
   2.15 Tax Matters...........................................................10
   2.16 Insurance.............................................................11
   2.17 Benefit Plans.........................................................11
   2.18 Bank Accounts; Powers of Attorney.....................................14
   2.19 Contracts and Commitments; No Default.................................15
   2.20 Orders, Commitments and Returns.......................................16
   2.21 Labor Matters.........................................................16
   2.23 Dealers and Suppliers.................................................17
   2.23 Permits and Other Operating Rights....................................17
   2.24 Compliance with Law...................................................17
   2.25 Assets of Business....................................................17
   2.26 Hazardous Substances and Hazardous Wastes.............................18
   2.27 Brokers...............................................................20
   2.28 Customers.............................................................20

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   2.29 Absence of Certain Business Practices.................................20
   2.30 Securities Matters....................................................20
   2.31 The Purchaser and Registration under the Securities Exchange Act......21
   2.32 Disclosure............................................................21

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................22

   3.1 Corporate Organization.................................................22
   3.2 Authorization..........................................................22
   3.3 Non-Contravention......................................................22
   3.4 Consents and Approvals.................................................23
   3.5 Brokers................................................................23
   3.6 Legal Proceedings......................................................23
   3.7 Capitalization.........................................................23
   3.8 Financial Statements...................................................23
   3.9 Litigation.............................................................24
   3.10 Insurance.............................................................24
   3.11 Labor Matters.........................................................24
   3.12 Compliance with Law...................................................24
   3.13 Customers.............................................................25
   3.14 Absence of Certain Business Practices.................................25

ARTICLE 4 - COVENANTS.........................................................25

   4.1 The Company's Agreements as to Specified Matters.......................25
   4.2 Conduct of the Company Business........................................27
   4.3 No Company Solicitation of Alternate Transaction.......................27
   4.4 Full Access to the Purchaser...........................................28
   4.5 Confidentiality........................................................28
   4.6 Filings; Consents; Removal of Objections...............................29
   4.7 Further Assurances; Cooperation; Notification..........................29
   4.8 Supplements to Disclosure Schedule.....................................30
   4.9 Public Announcements...................................................30
   4.10 Transactional Tax Undertakings........................................30
   4.11 Employee Benefits.....................................................31
   4.12 Bulk Sales Law Compliance.............................................31
   4.13 Securities Restrictions...............................................31
   4.14 Restrictive Covenants.................................................32
   4.15 Repurchase Rights.....................................................33
   4.16. Securities Compliance................................................34
   4.17 No Effective Registration Statement; Cash Payment.....................34

ARTICLE 5 - CONDITIONS TO OBLIGATIONS OF PURCHASER............................35

   5.1 Representations and Warranties True....................................35
   5.2 Performance............................................................35
   5.3 Required Approvals and Consents........................................35
   5.4 Adverse Changes........................................................36
   5.5 No Proceeding or Litigation............................................36

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

   5.6 Opinion of the Company Counsel.........................................36
   5.7 Legislation............................................................36
   5.8 Certificates...........................................................36
   5.9 Due Diligence..........................................................36
   5.10 Documentation for Conveyance of the Company's Assets..................36

ARTICLE 6 - CONDITIONS TO COMPANY'S OBLIGATIONS...............................36

   6.1 Representations and Warranties True....................................36
   6.2 Performance............................................................37
   6.3 Corporate Approvals....................................................37
   6.4 No Proceeding or Litigation............................................37
   6.5 Certificates...........................................................37
   6.6 Opinion of the Purchaser Counsel.......................................37
   6.7 Payment of Consideration...............................................37
   6.9 Execution and Delivery of Certain Agreements...........................37

ARTICLE 7 - TERMINATION AND ABANDONMENT.......................................37

   7.1 Methods of Termination.................................................37
   7.2 Procedure Upon Termination.............................................38

ARTICLE 8 - SURVIVAL AND INDEMNIFICATION......................................38

   8.1 Survival...............................................................38
   8.2 Indemnification by the Purchaser.......................................38
   8.3 Indemnification by the Company and the Shareholders --
       Untrue Representation or Breach of Warranty............................38
   8.4 Indemnification by the Company and the Shareholders -- Other...........39
   8.5 Basket Amount..........................................................39
   8.6 Claims for Indemnification.............................................39
   8.7 Certain Limitations....................................................40
   8.8 Subrogation............................................................40
   8.9 Tax and Insurance......................................................40
   8.10 Undertakings..........................................................40

ARTICLE 9 - MISCELLANEOUS PROVISIONS..........................................41

   9.1 Expenses...............................................................41
   9.2 Amendment and Modification.............................................41
   9.3 Waiver of Compliance; Consents.........................................41
   9.4 No Third Party Beneficiaries...........................................41
   9.5 Notices................................................................41
   9.6 Assignment.............................................................42
   9.7 Governing Law..........................................................43
   9.8 Counterparts...........................................................43
   9.9 Headings...............................................................43
   9.10 Entire Agreement......................................................43
   9.11 Injunctive Relief.....................................................43
   9.12 Arbitration...........................................................43
   9.13 List of Defined Terms.................................................44
   9.14 Certain Definitions...................................................44
   9.15 Shareholders' Agent...................................................45

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                                LIST OF EXHIBITS

Exhibit 1.1(a)     -  Tradenames
Exhibit 1.1(b)     -  Bill of Sale
Exhibit 1.1(c)     -  Excluded Assets
Exhibit 1.1(d)     -  Real Property Liens
Exhibit 1.2(a)     -  Form of Liability Undertaking
Exhibit 1.2(b)     -  Excluded Liabilities
Exhibit 2          -  Disclosure Schedule
Exhibit 3.10       -  Purchaser Insurance
Exhibit 4.1        -  Extraordinary Transactions
Exhibit 5.6        -  Opinion of the Company Counsel
Exhibit 5.10       -  Company Closing Documents
Exhibit 6.6        -  Opinion of the Purchaser Counsel
Exhibit 6.9        -  Purchaser Closing Documents
Exhibit 9.13       -  Defined Terms

                                                                    EXHIBIT 9.13
                                                                    ------------
                              LIST OF DEFINED TERMS
                              ---------------------
TERM                                                                        PAGE
----                                                                        ----

1933 ACT......................................................................32
1934 Act......................................................................21
1934 Act Statement............................................................34
1998 Balance Sheet............................................................44
Accounts Receivable............................................................9
Acquisition Proposals.........................................................27
affiliate.....................................................................15
Affiliated Organization.......................................................11
Agreement.....................................................................43
Antitrust Division............................................................29
Assets.........................................................................1
associate.....................................................................15
Assumed Liabilities............................................................2
Authorities....................................................................6
Authority......................................................................6
Bona Fide Unsolicited Offer...................................................28
Claimant......................................................................40
Closing........................................................................4
Closing Balance Sheet.........................................................44
Closing Date...................................................................4
Commissionable Sales...........................................................2
Company........................................................................1
Company Delivered Documents...................................................44
Company Employees.............................................................31
Compensation Plans............................................................13
Consent........................................................................6
Consents.......................................................................6
Disclose......................................................................28
Disclosure....................................................................28
Disclosure Schedule............................................................4
disqualified individual.......................................................15
Environmental and Occupational Safety and Health Law..........................19
Environmental Claim...........................................................19
Environmentally Regulated Materials...........................................19
ERISA.........................................................................11
Exception Amount..............................................................39
excess parachute payment......................................................16
FTC...........................................................................29
GAAP...........................................................................6
Indemnification Cap...........................................................40
Indemnified Party.............................................................39
Indemnifying Party............................................................39

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Information...............................................................28, 29
Intellectual Property Rights...................................................9
Interim Financial Statements...................................................6
Inventory......................................................................9
Inventory Schedule.............................................................3
Inventory Stream...............................................................2
Latest Balance Sheet...........................................................6
Law............................................................................6
Laws...........................................................................6
Legal Expenses................................................................44
Liabilities Undertaking........................................................2
Loss Contingency...............................................................6
Losses........................................................................38
material......................................................................39
Material Adverse Effect.......................................................44
Material Contract.............................................................16
Material Contracts............................................................16
Option Agreement...............................................................3
Options........................................................................3
PBGC..........................................................................12
Pension Plan..................................................................11
Permitted Liens...............................................................44
Properties....................................................................18
Purchase Price.................................................................2
Purchaser......................................................................1
Purchaser Delivered Documents.................................................44
Purchaser Financial Statements................................................23
Repurchase Rights.............................................................34
Required Majority of Shareholders.............................................44
Restrictive Covenants.........................................................33
Revenue Payment................................................................2
Review Period..................................................................3
S corporation.................................................................11
SEC...........................................................................34
severance pay.................................................................17
Shareholder....................................................................1
Shareholders...................................................................1
Shareholders' Agent...........................................................45
Shares.........................................................................2
Tax Returns...................................................................10
Termination Date...............................................................4
Welfare Plan..................................................................12
Year End Financial Statements..................................................6

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT ("Agreement"), dated as of August 17, 1999, is by and among Gateway Distributors, Ltd., a Nevada corporation (the "PURCHASER"), TeamUp International, Inc., a Nevada corporation (the "COMPANY"), and the shareholders of the Company listed on the signature page of this Agreement (individually, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                                 R E C I T A L S
                                 - - - - - - - -

         A. The Shareholders own all of the issued and outstanding shares of capital stock of the Company, which is in the business of the network marketing of nutritional, health and dietary supplements and products (the "Business").

         B. The parties hereto wish to provide for the terms and conditions upon which the Purchaser will acquire substantially all of the assets and assume specified liabilities of the Company.

         C. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the purchase of assets and assumption of liabilities and also to prescribe various conditions to such transaction.

                                A G R E E M E N T
                                - - - - - - - - -

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

1.1 ASSETS TO BE PURCHASED. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Company shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Company, at the Closing (as hereinafter defined), all of the Company's right, title and interest in and to the assets, properties, goodwill and rights of the Company, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Company (hereinafter sometimes collectively called the "ASSETS"), including without limitation: (i) the right to use the names and all variations thereof listed on Exhibit 1.1(a) hereto; (ii) the assets referred to in the form of Bill of Sale listed on
Exhibit 1.1(b) hereto; and (iii) the assets reflected on the Latest Balance Sheet (as hereinafter defined), with only such dispositions of such assets reflected on the Latest Balance Sheet as shall have occurred in the ordinary course of the Company's business between the date thereof and the Closing and which are permitted by the terms hereof, and excluding only (x) the minute books, corporate seal and stock records of the Company and (y) the assets specifically described on Exhibit 1.1(c) hereto. All real property assets and

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

fixtures included among the Assets shall be conveyed free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim, easement, right-of-way, tenancy, covenant, encroachment, restriction or change of any kind or nature (whether or not of record), except as described on Exhibit 1.1(d) hereto. All machinery, equipment, vehicles and other personal property, including without limitation inventories, accounts and notes receivable, trade notes, trade accounts and Intellectual Property Rights (as hereinafter defined), shall be conveyed free and clear of any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except as described on
Exhibit 1.1(d) hereto.

1.2 ASSUMPTIONS OF CERTAIN LIABILITIES. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Purchaser, pursuant to a Liabilities Undertaking in the form of Exhibit 1.2(a) hereto ("LIABILITIES UNDERTAKING"), shall assume those certain liabilities and obligations of the Company listed on Exhibit 1.2(b) hereto (the "ASSUMED LIABILITIES"). The Purchaser is not assuming, and will not be obligated or liable for, any liability of the Company not listed on Exhibit 1.2(b). The Purchaser will be indemnified, pursuant to Section 8.4, from and against any claims in respect of any debts, obligations or liabilities of the Company of any nature whatsoever other than the Assumed Liabilities.

1.3 PURCHASE PRICE. The Purchaser shall pay for the Company's Assets the following consideration (the "PURCHASE PRICE"):

         1.3.1 INVENTORY STREAM. The Purchaser shall make cash payments (the "INVENTORY STREAM"), calculated and payable as follows:

                  (a) Commencing on the tenth day of the first full calendar month following the Closing, and on the tenth day of each month thereafter, the Purchaser shall pay to the Company cash in an amount equal to eighty percent (80%) of the original cost to the Company of the portion of the Inventory (as defined in Section 2.12) which the Purchaser sold in the preceding month. These payments shall terminate on the earlier of (i) the Purchaser's sale of all of the Inventory, and
         (ii) the tenth day of the eighteenth full month following the Closing.

                  (b) On the tenth day of the eighteenth full month following the Closing, in addition to any payment made under Section 1.3.1(a), the Purchaser shall pay to the Company cash in an amount equal to eighty percent (80%) of the original cost to the Company of any portion of the Inventory then unsold.

         1.3.2 REVENUE PAYMENT. The Purchaser shall pay to the Company an amount equal to one percent (1%) of Commissionable Sales (as hereinafter defined) of the Purchaser for the one-year period commencing on the date of Closing and ending on the first anniversary thereof (the "REVENUE PAYMENT"). "COMMISSIONABLE SALES" means the total sales which the Purchaser uses to calculate commissions to its distributors.

         1.3.3 COMMON STOCK. The Purchaser shall issue to the Company six hundred fifty thousand (650,000) shares of Common Stock (the "SHARES") of the Purchaser.

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

         1.3.4 COMMON STOCK OPTIONS. Pursuant to a Stock Option Agreement in the form of Exhibit 1.3.4 hereto ("OPTION AGREEMENT"), the Purchaser shall issue to the Company options ("OPTIONS") to purchase two hundred thousand (200,000) shares of Common Stock of the Purchaser.

1.4 PAYMENT OF PURCHASE PRICE.

         The Purchase Price shall be payable by the Purchaser as follows:

         (a) The Purchaser shall pay the Inventory Stream in accordance with
         Section 1.3.1.

         (b) The Purchaser shall pay the Revenue Payment in accordance with
         Section 1.3.2.

         (c) The Purchaser shall issue the Shares in accordance with the terms of this Agreement and deliver them to the Company at the Closing.

         (d) The Purchaser shall execute the Option Agreement and deliver it to the Company at the Closing.

         (e) The Purchaser shall execute the Liability Undertaking and deliver it to the Company at the Closing.

1.5 CLOSING AND POST CLOSING ADJUSTMENTS. The determination of the cost of the Inventory on the date of Closing shall be accomplished at and after the Closing in the following manner:

         (a) The Purchaser shall promptly prepare a schedule of the Company's cost of the Inventory (the "INVENTORY SCHEDULE") within thirty (30) days of the date of Closing. Purchaser shall deliver copies thereof to the Company and each Shareholder. The Company and the Shareholders and their respective representatives, agents and advisors shall have full and complete access to the Company's former offices and premises and to the work papers and other records for the purpose of observing all aspects of the Purchaser's preparation of the Inventory Schedule.

         (b) The Company and the Shareholders shall have ten (10) business days after receipt of the Inventory Schedule (the "REVIEW PERIOD") to review and verify the Inventory Schedule. If no party objects in writing to the Inventory Schedule within the Review Period, then the Inventory Schedule shall be final and binding on all parties, and the Purchaser shall calculate the Inventory Stream amounts using the Inventory
         Schedule in accordance with Section 1.3.1. If any party does so object within the Review Period then the parties shall meet as soon as practicable to attempt to resolve any such objection of the Company. If the parties agree in writing on a final Inventory Schedule within ten
         (10) days after the expiration of the Review Period, then Purchaser shall calculate the Inventory Stream amounts using that final Inventory
         Schedule in accordance with Section 1.3.1 and shall pay to the Company the difference, if any, resulting from any adjustments made to the Inventory Schedule. If the parties cannot agree upon a final Inventory Schedule within ten (10) days after the Review Period, then the provisions of Section 9.12 shall become applicable and the Purchaser shall calculate the amounts of the Inventory Stream using the Inventory Schedule then in dispute until either (i) all parties mutually agree upon a final Inventory Schedule or (ii) an arbitration award pursuant to Section 9.12 is entered which establishes a final Inventory Schedule. The Purchaser shall pay to the Company the difference, if any, resulting from any adjustments made to the Inventory Schedule.

1.6 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article 7 hereof, a closing (the "CLOSING") will be held on or before August 18, 1999 (the "CLOSING DATE"), provided, however, that if any of the conditions provided for in Articles 5 and 6 hereof shall not have been satisfied or waived by such date, then the party to this Agreement which is unable to satisfy such condition or conditions, despite the best efforts of such party, shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been satisfied (which such notifying party will seek to cause to happen at the earliest practicable date) or waived, but in no event shall the Closing occur later than the "TERMINATION DATE" which shall be August 31, 1999, unless the parties hereto shall agree in writing to extend the date of such Closing. The Closing shall be held at the offices of Gateway Distributors, Ltd., 500 East Cheyenne Avenue, North Las Vegas, Nevada 89030, or such other place as the parties may agree, at 9:00 a.m., local time or such other time as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties.

                                    ARTICLE 2
                                    ---------

           REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS
           ----------------------------------------------------------

         The Company and the Shareholders, jointly and severally, hereby represent and warrant to the Purchaser as of the date hereof as follows:

2.1 DISCLOSURE SCHEDULE. The disclosure schedule to be attached prior to the Closing as Exhibit 2 hereto (the "DISCLOSURE SCHEDULE") shall be divided into sections which correspond to the subsections of this Article 2. The Disclosure Schedule will be true, complete and correct as of the date hereof, and at Closing, after any supplements pursuant to Section 4.8, shall be true, complete and correct. Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Each exception and disclosure noted in the Disclosure Schedule shall be numbered to correspond to the applicable section or paragraph of this Article 2 to which such exception or disclosure applies, PROVIDED THAT such exceptions and disclosures shall be deemed made with respect to any other section or paragraph to which it is reasonably apparent such exception or disclosure applies.

2.2 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. The Company has heretofore delivered to the Purchaser complete and correct copies of its articles or certificate of incorporation and bylaws, as presently in effect. Section 2.2 of the Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business. The Company has no subsidiaries.

2.3 CAPITALIZATION. The authorized capital stock of the Company is set forth in
Section 2.3 of the Disclosure Schedule. The number of shares of capital stock of the Company outstanding is set forth in Section 2.3 of the Disclosure Schedule. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, preemptive rights. Except as set forth in Section
2.3 of the Disclosure Schedule: (i) there are no shares of capital stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such shares, securities or rights; (ii) there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of the Company or any securities convertible into or exchangeable for such shares, securities or rights; and (iii) there are no contracts, commitments, understandings, arrangements or restrictions by which the Company is bound to issue or acquire any additional shares of its capital stock or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of the Company or any securities convertible into or exchangeable for such shares, securities or rights.

2.4 NON-CONTRAVENTION. Except as set forth in Section 2.4 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of the Company; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions, changes or other events which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (A) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or a Shareholder is a party or by which it or a Shareholder or any of its or a Shareholder's properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of the Company or a Shareholder under any debt, obligation, contract, agreement or commitment to which the Company or a Shareholder is a party or by which the Company or a Shareholder or any of its or a Shareholder's assets or properties is or may be bound; or (iii) violate any applicable statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (sometimes hereinafter separately referred to as a "LAW" and sometimes collectively as "LAWS") of any applicable foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "AUTHORITY" and sometimes collectively as "AUTHORITIES").

2.5 CONSENTS AND APPROVALS. Except as set forth in Section 2.5 of the Disclosure Schedule, with respect to the Company and each Shareholder, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "CONSENT" and sometimes collectively as "CONSENTS") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or any Shareholder or the consummation by the Company or any Shareholder of the transactions contemplated herein, except where the failure to obtain such Consent would not prevent or delay consummation of the transactions contemplated herein, or otherwise prevent or delay the Company or any Shareholder from performing its obligations under this Agreement, and would not have a Material Adverse Effect.

2.6 FINANCIAL STATEMENTS. The balance sheets of the Company as of December 31, 1998 and 1997 and related statements of operations, shareholders' equity and cash flows for the fiscal years then ended and (the "YEAR-END FINANCIAL STATEMENTS") and the balance sheet and related statements of operations, shareholders equity and cash flow of the Company for the six-month period ended June 30, 1999 (the "INTERIM FINANCIAL STATEMENTS") are set forth in Section 2.6 of the Disclosure Schedule. The most recent balance sheet so described is referred to herein as the "LATEST BALANCE SHEET." Except as disclosed therein, the aforesaid financial statements (i) are in accordance with the books and records of the Company and have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied for all periods, and (ii) fairly present the financial position of the Company as of the respective dates thereof, and the results of operations, changes in shareholders' equity and changes in cash flow for the periods then ended, all in accordance with GAAP consistently applied for all periods.

2.7 LOSS CONTINGENCIES; OTHER NON-ACCRUED LIABILITIES. Except as described in
Section 2.7 of the Disclosure Schedule or in the notes to the Latest Balance Sheet, the Company does not have (i) any Loss Contingencies (as hereinafter defined) which are not required by GAAP to be accrued; (ii) any Loss Contingencies involving an unasserted claim or assessment which are not required by GAAP to be disclosed because the potential claimants have not manifested to the Company an awareness of a possible claim or assessment; or (iii) any categories of known liabilities or obligations (other than non-pension post-retirement medical care, dental care, life insurance or other benefits) which are not required by GAAP to be accrued. For purposes of this Agreement, "LOSS CONTINGENCY" shall mean an existing condition, situation, or set of circumstances involving uncertainty as to possible charges against income, include those charges commonly referred to as "expenses," to an enterprise that will ultimately be resolved when one or more future events occur or fail to occur.

2.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 2.8 of the Disclosure Schedule, since the date of the Latest Balance Sheet, the Company has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, the Company has not, subject to the aforesaid exceptions:

         (a) suffered any adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value or experienced any event or failed to take any action which reasonably could be expected to result in such an adverse change;

         (b) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) or suffered any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers or other favorable business relationships;

         (c) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock; or purchased or redeemed any shares of its capital stock;

         (d) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable for such shares;

         (e) incurred any indebtedness for borrowed money;

         (f) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

         (g) acquired or disposed of any assets or properties, except in the ordinary course of business;

         (h) forgiven or canceled any debts or claims, or waived any rights;

         (i) granted to any officer or salaried employee or any other employee any increase in compensation in any form or paid any severance or termination pay;

         (j) entered into any commitment for capital expenditures for additions to plant, property or equipment; or

         (k) agreed, whether in writing or otherwise, to take any action described in this subsection.

2.9 REAL PROPERTIES. Section 2.9 of the Disclosure Schedule lists all real properties either owned or leased by the Company. With respect to real properties owned by the Company, Section 2.9 of the Disclosure Schedule includes a common and legal description of each property. With respect to real properties leased by the Company, Section 2.9 of the Disclosure Schedule includes a brief description of the operating facilities located thereon, the annual rent payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof. Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has good and marketable fee simple record title in and to, or a leasehold interest in and to, all of its real property assets and fixtures reflected in the Latest Balance Sheet and all of its real property assets and fixtures purchased or otherwise acquired since the date of the Latest Balance Sheet (except for real property assets and fixtures sold in the ordinary course of business since the date of the Latest Balance Sheet). Except as set forth in
Section 2.9 of the Disclosure Schedule, such leasehold interests are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in Section 2.9 of the Disclosure Schedule, none of the real property assets or fixtures owned by the Company is subject to any mortgage, pledge, lien, security interest, encumbrance, claim, easement, right-of-way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record), except for any Permitted Liens. Except as set forth in Section 2.9 of the Disclosure Schedule, to the knowledge of the Company, after reasonable and diligent inquiry, all real properties owned by and leased to the Company used in the conduct of its business are free from structural defects, in good operating condition and repair, with no material maintenance, repair or replacement having been deferred or neglected, suitable for the intended use and free from other material defects. Except as set forth in
Section 2.9 of the Disclosure Schedule, each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws, and there is, to the knowledge of the Company, no such Law contemplated that would affect adversely the right of the Company to own or lease and operate and use such real properties. Except as set forth in Section 2.9 of the Disclosure Schedule, all public utilities necessary for the use and operation of any facilities on the aforesaid real properties are available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties.

2.10 MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY. Section 2.10 of the Disclosure Schedule lists all machinery, equipment, vehicles, furniture, fixtures and other personal property owned or leased by the Company, other than those items set forth on Exhibit 1.1(c). Except as set forth in Section 2.10 of the Disclosure Schedule, the Company has good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its machinery, equipment, vehicles and other personal property reflected in the Latest Balance Sheet and purchased or otherwise acquired since the date of the Latest Balance Sheet (except for such items sold or leased in the ordinary course of business since the date of the Latest Balance Sheet). Except as set forth in Section 2.10 of the Disclosure Schedule, all of such leasehold interests relating to machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in Section 2.10 of the Disclosure Schedule, none of such machinery, equipment, vehicles or other personal property owned by the Company is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except Permitted Liens. Except as set forth in
Section 2.10 of the Disclosure Schedule, the machinery, equipment, vehicles and other personal property of the Company which are necessary to the conduct of its business are in good operating condition and repair and fit for the intended purposes thereof and no material maintenance, replacement or repair has been deferred or neglected.

2.11 INVENTORIES. Section 2.11 of the Disclosure Schedule lists all inventory of the Company (the "INVENTORY"). Except as set forth in Section 2.11 of the Disclosure Schedule, all inventory of the Company, whether reflected in the Latest Balance Sheet or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, and the present quantities of all inventory of the Company are reasonable in the present circumstances of the businesses as currently conducted or as proposed to be conducted. Section 2.11 of the Disclosure Schedule will be updated at or after the Closing, pursuant to the procedures set forth in Section 1.5, to reflect all inventory as of the date of Closing.

2.12 RECEIVABLES AND PAYABLES.

         (a) Section 2.12 of the Disclosure Schedule lists all accounts receivable, notes receivable, trade notes and trade accounts (collectively, "ACCOUNTS RECEIVABLE") of the Company as of the date hereof, including their aging. Section 2.12 of the Disclosure Schedule will be updated at or after the Closing, pursuant to the procedures set forth in Section 1.5, to reflect all Accounts Receivable as of the date of Closing, including their aging. Except as set forth in Section 2.12 of the Disclosure Schedule, (A) the Company has good right, title and interest in and to all its Accounts Receivable, including those reflected in the Latest Balance Sheet and those acquired and generated since the date of the Latest Balance Sheet (except for those paid since the date of the Latest Balance Sheet); (B) none of such Accounts Receivable is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record); (C) except to the extent of applicable reserves shown in the Latest Balance Sheet, to the knowledge of the Company, all of the Accounts Receivable owing to the Company constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof; and (D) the aging schedule of the Accounts Receivable of the Company set forth in the Disclosure Schedule is complete and accurate.

         (b) All accounts payable and notes payable by the Company arose in bona fide transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than ninety days in its payment.

2.13 INTELLECTUAL PROPERTY RIGHTS. The Company owns the industrial and intellectual property rights, including without limitation the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes and formulae (collectively, "INTELLECTUAL PROPERTY RIGHTS") described in Section 2.13 of the Disclosure Schedule. Except as set forth in Section 2.13 of the Disclosure Schedule, to the knowledge of the Company, the use of all Intellectual Property Rights necessary or required for the conduct of the businesses of the Company as presently conducted and as proposed to be conducted does not and, to the knowledge of the Company, will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described in Section 2.13 of the Disclosure Schedule, the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement and has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

2.14 LITIGATION. Except as set forth in Section 2.14 of the Disclosure Schedule, to the knowledge of the Company, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated by or against or involving the Company, its assets, properties or businesses or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.15 TAX MATTERS.

         (a) TAX RETURNS. The Company has duly and timely filed all tax and information reports, returns and related documents required to be filed by it with respect to the income-type, sales/use-type and employment-related taxes of the United States and the states and other jurisdictions set forth in Section 2.15 of the Disclosure Schedule (and the political subdivisions thereof). Except as set forth in Section
         2.15 of the Disclosure Schedule, the Company has duly and timely filed all other tax and information reports, returns and related documents required to be filed by them with any Authority, including without limitation all returns and reports of income, franchise, gross receipts, sales, use, occupation, employment, withholding, excise, transfer, real and personal property and other taxes, charges and levies (collectively, the "TAX RETURNS") and, except as set forth in
         Section 2.15 of the Disclosure Schedule, has duly paid, or made adequate provision for the due and timely payment of all such taxes and other charges, including without limitation interest, penalties, assessments and deficiencies, due or claimed to be due from them by any such Authorities; the reserves for all of such taxes and other charges reflected in the Latest Balance Sheet are adequate; and there are no liens for such taxes or other charges upon any property or assets of the Company. There is no material omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by the Company for any period. The federal income tax returns of the Company have been examined by the Internal Revenue Service for those periods expressly set forth in
         Section 2.15 of the Disclosure Schedule, and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in Section 2.15 of the Disclosure Schedule, all deficiencies and assessments resulting from examination of the Tax

         Returns of the Company have been paid. Except as set forth in Section
         2.15 of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period. If the Company is an "S CORPORATION" the Company has had in effect a valid election under Code Section 1362 to be treated as an "S corporation" for each of its taxable years ended after the date set forth in Section 2.15 of the Disclosure Schedule, neither the Company nor any of its shareholders have taken any action to revoke that election, neither the Company nor any of its shareholders are aware of any basis or the existence of any facts that would permit the Internal Revenue Service to revoke that election for any period prior to the date of Closing, and, except as described in
         Section 2.15 of the Disclosure Schedule, since the effective date of its election as an S corporation to and including the date of Closing, the Company will not have incurred or become liable for the payment of any corporate-level income tax, or any related penalties or interest.

         (b) COOPERATION ON TAX MATTERS. The Purchaser, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation on any material provided hereunder.

2.16 INSURANCE. Section 2.16 of the Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described in Section 2.16 of the Disclosure Schedule.

2.17 BENEFIT PLANS.  Except as set forth in Section 2.17 of the Disclosure
Schedule:

         (a) Neither the Company nor any other "person" within the meaning of
         Section 7701(a)(1) of the Code, that together with the Company is considered a single employer pursuant to Sections 414(b), (c), (m) or
         (o) of the Code or Sections 3(5) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "AFFILIATED ORGANIZATION") sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to, any "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA, including without limitation, any such plan that is excluded from coverage by Section 4(b)(5) of ERISA or is a "Multi-employer Plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "PENSION Plan"). To the best knowledge of the Company, each such Pension Plan has been operated in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Law. All Pension Plans which the Company operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy in form and operation the requirements of Section 401(a) and all other sections of the Code incorporated therein, except that such Pension Plans have not been amended to comply with any changes in the law for which the Section 401(b) remedial amendment period expires as of the end of the plan year beginning in 1999 pursuant to IRS Rev. Proc. 98-14.

         (b) Neither the Company, nor any Affiliated Organization, has or could have any liability of any nature, whether fixed or contingent, to any Pension Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other person, arising directly or indirectly under Title IV of ERISA. No "reportable event," within the meaning of Section 4043(b) of ERISA, has occurred with respect to any Pension Plan. Neither the Company nor any Affiliated Organization has been a party to a sale of assets to which Section 4204 of ERISA applied with respect to which it could incur any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multi-employer Plan. Neither the Company nor any Affiliated Organization has incurred any withdrawal liability within the meaning of Section 4201 of ERISA or suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are defined respectively in Sections 4203 and 4205 of ERISA, with respect to a Multi-employer Plan, and nothing has occurred that is reasonably likely to result in such a complete or partial withdrawal.

         (c) Neither the Company, nor any Affiliated Organization, sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to, any "employee welfare benefit plan" ("WELFARE PLAN") as such term is defined in Section 3(1) of ERISA, whether insured or otherwise. To the best knowledge of the Company, each Welfare Plan has been operated in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Law. Neither the Company nor any Affiliated Organization has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of Section 3(40) or ERISA. Neither the Company nor any Affiliated Organization maintains, contributes to or has or could have any liability of any nature, whether fixed or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

         (d) Neither the Company nor any Affiliated Organization is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to, any bonus plan, incentive plan, stock plan or any other current or deferred compensation, separation, retention, severance or similar agreement, arrangement or policy ("COMPENSATION PLANS").

         (e) There are no facts or circumstances which could, directly or indirectly, subject the Company or any Affiliated Organization to any
         (1) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (2) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty arising under
         Section 502 of ERISA. The Company does not and could not have any liability arising directly or indirectly in connection with any failure of the Company or any Affiliated Organization to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

         (f) The Company and each Affiliated Organization has made adequate provisions for reserves or accruals in accordance with generally accepted accounting principles to meet contribution benefit or funding obligations arising under applicable Law or the terms of any Pension Plan or Welfare Plan or Compensation Plan or related agreement. There will be no change on or before Closing in the operation of any Pension Plan, Welfare Plan or Compensation Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such plans, except as may be required by law.

         (g) The Company and each Affiliated Organization has timely complied with all reporting and disclosure obligations with respect to the Pension Plans, Welfare Plans and Compensation Plans imposed by Title I of ERISA or other applicable Law.

         (h) There are no pending or, to the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Pension Plan, Welfare Plan, or Compensation Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

         (i) The transactions contemplated herein will not and do not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Pension Plan, Welfare Plan or Compensation Plan.

         (j) The Company has delivered to Purchaser, true and complete copies of: (i) all Pension, Welfare and Compensation Plans and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto; (ii) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Plan for which such a report is required; (iii) the three most recent actuarial reports with respect to any Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code; (iv) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Pension, Welfare or Compensation Plan for which such is required; (v) the most recent determination letter with respect to each Pension Plan intended to qualify under Section 401(a) of the Code; (vi) a copy of the notice required under ERISA Section 204(h) for any Pension Plan for which benefit accruals have been frozen; (vii) all professional opinions, material internal memoranda, material correspondence with regulatory authorities and administrative policies, manual, interpretations and the like with respect to each Pension Plan, Welfare Plan or Compensation Plan; and (viii) complete and accurate employment records showing for each Transferred Employee (as defined herein), the following: name, address, Social Security number, date of birth, date of hire, rate of pay, marital status, and citizenship or immigration status.

         (k) In connection with the termination of any Pension Plan and without limiting the applicability of the foregoing representations to such Pension Plan: (i) nothing done or omitted to be done has or could subject the Company or any Affiliated Organization to any liability, loss, cost, charge, expense or expenditure of any nature or result in the imposition of any Lien in favor of the PBGC or any other person;
         (ii) the Company has received a determination letter from the Internal Revenue Service, based on complete and accurate disclosure by the Company, that such termination did not adversely affect the qualified status of such Pension Plan under Section 401(a) of the Code or the tax exempt status of its related trust under Section 501(a) of the Code;
         (iii) all notices and other filings required to be submitted to the PBGC were submitted in a timely manner and were complete and accurate and no distributions were made until receipt of PBGC approval in the form of a notice of sufficiency or by lapse of any applicable time period without notice of PBGC objection, as the case may be; (iv) all participants, beneficiaries of deceased participants, alternate payees and other interested Parties received all notices and disclosures required by applicable Law in a timely manner and all such notices and disclosures were complete and accurate and satisfied the requirements imposed by all applicable Laws; (v) no portion of the assets of the Plan reverted to the Company or any Affiliated Organization; (vi) the selection of annuity contracts and the process employed in connection therewith satisfied all applicable Laws, including without limitation ERISA, and each and all of the issuers of such contracts have fully satisfied all of its or their obligations thereunder and (vii) the termination in all respects satisfied all applicable Laws.

         (l) No action or omission of the Company or any director, officer, employee or agent thereof in any way restricts, impairs or prohibits the Purchaser or any successor of the Purchaser from amending or terminating any Pension Plan, Welfare Plan or Compensation Plan in accordance with the express terms of any such plan and applicable law.

         (m) Nothing has occurred or failed to occur with respect to any Pension Plan, Welfare Plan or Compensation Plan which could result in any liability to the Purchaser or any successor of the Purchaser other than a liability expressly assumed pursuant to this Agreement.

2.18 BANK ACCOUNTS; POWERS OF ATTORNEY. Section 2.18 of the Disclosure Schedule sets forth the following: (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintain accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom; (ii) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (iii) the names of all persons or entities holding general or special powers of attorney from the Company and a summary of the terms thereof.

2.19 CONTRACTS AND COMMITMENTS; NO DEFAULT.

         (a) Except as set forth in Section 2.19 of the Disclosure Schedule, the
         Company:

                  (i) has no written contract, commitment, agreement or arrangement with any person or, to the Company's knowledge, any oral contract, commitment, agreement or arrangement which
                  (1) requires payments individually in excess of $10,000 annually or in excess of $50,000 over its term (including without limitation periods covered by any option to extend or renew by either party) and (2) is not terminable on thirty
                  (30) days' or less notice without cost or other liability;

                  (ii) does not pay any person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than $50,000 for services rendered;

                  (iii) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                  (iv) is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                  (v) is not party to any agreement, contract, commitment or loan to which any of its directors, officers or shareholders or any "AFFILIATE" or "ASSOCIATE" (as defined in Rule 405 as promulgated under the Securities Act of 1933) (or former affiliate or associate) thereof is a party; (vi) is not subject to any outstanding sales or purchase contracts, commitments or proposals which will result in any loss upon completion or performance thereof;

                  (vii) is not party to any purchase or sale contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of $25,000 or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other liability at or any time after the Closing;

                  (viii) is not subject to any contract, commitment, agreement or arrangement with any "DISQUALIFIED INDIVIDUAL" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "EXCESS PARACHUTE PAYMENT" (as defined in Section 280G(b)(1) of the Code) under
                  Section 280G of the Code; and

                  (ix) has no distributorship, dealer, manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

Notwithstanding the foregoing, with respect to the Company's contracts with its distributors, Schedule 2.19 discloses only the following: (i) the Company's standard form of distributor contract; (ii) the number of distributors with whom the Company has entered into distributor contracts; (iii) the number of the Company's distributors which the Company classifies as "active"; (iv) the number of the Company's distributors which the Company classifies as "inactive"; and
(v) with respect to the Company's distributors who participate in the Company's "autoship program", the dates of the month on which the Company collects its "autoship fees."

Each contract, agreement, instrument, license, commitment, loan, restriction and other arrangement set forth on Schedule 2.19 shall be referred to as a "MATERIAL CONTRACT" and shall be collectively referred to as the "MATERIAL CONTRACTS"

         (b) True and complete copies (or summaries, in the case of oral items) of all Material Contracts have been made available to the Purchaser for review. Except as set forth in Section 2.19 of the Disclosure Schedule, all Material Contracts are valid and enforceable by and against the Company in accordance with their respective terms; the Company is not in material breach, violation or default, however defined, in the performance of any of its obligations thereunder, and, to the knowledge of the Company, no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a material breach, violation or default thereunder or thereof; and, to the Company's knowledge, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.20 ORDERS, COMMITMENTS AND RETURNS. Except as set forth in Section 2.20 of the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by the Company and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. Except as set forth in Section 2.20 of the Disclosure Schedule, to the knowledge of the Company, there are no claims against the Company to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

2.21 LABOR MATTERS. Except as set forth in Section 2.21 of the Disclosure
Schedule: (i) the Company is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) to the knowledge of the Company, there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board or any other comparable Authority; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or directly affecting the Company; (iv) to the knowledge of the Company, no labor representation question exists respecting the employees of the Company and there is not pending or threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company; (v) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Company's knowledge, have been threatened; (vi) no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; (vii) to the knowledge of the Company, the Company has not experienced any significant work stoppage or other significant labor difficulty; (viii) the Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or Compensation Plan; (ix) except as upon termination of the employment of any person, neither the Purchaser nor any subsidiary of the Purchaser will, by reason of anything done by the Company or the Shareholders at or prior to or as of the date of Closing, be liable to any of such persons for so-called "SEVERANCE PAY" or any other payments; and (x) within the twelve month period prior to the date hereof there has not been any expression of intention to the Company by any officer or key employee to terminate such employment.

2.22 DEALERS AND SUPPLIERS. Except as set forth in Section 2.22 of the Disclosure Schedule, there has not been in the twelve month period prior to the date hereof any adverse change in the business relationship of the Company with any dealer or supplier to the Company.

2.23 PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in Section 2.23 of the Disclosure Schedule, the Company does not require the Consent of any Authority to permit it to operate in the manner in which it presently is being operated, and possesses all permits and other authorizations from all Authorities presently required necessary to permit it to operate it businesses in the manner in which they presently are conducted.

2.24 COMPLIANCE WITH LAW. Except as set forth in Section 2.24 of the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the assets, properties, businesses and operations of the Company are and have been in compliance with all Laws applicable to the ownership and conduct of their assets, properties, businesses and operations. To the knowledge of the Company, there are no outstanding and unsatisfied deficiency reports, plans of correction, notices of noncompliance or work orders relating to any such Authorities, and no such discussions with any such Authorities are scheduled or pending.

2.25 ASSETS OF BUSINESS. The assets owned or leased by the Company constitute all of the assets held for use or used primarily in connection with its businesses and are adequate to carry on such businesses as presently conducted and as contemplated by the Company to be conducted.

2.26 HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES. Except as set forth in
Section 2.26 of the Disclosure Schedule:

         (a) To the best knowledge of the Company, neither the Company, any former subsidiary of the Company, nor any previous owner, tenant, occupant or user of any property owned or leased by or to the Company or by or to any former subsidiary as of the date hereof and which property is included in the Assets (the "PROPERTIES") engaged in or permitted, direct or indirect operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (as hereinafter defined) (whether accidental or intentional, direct or indirect) on, under, in or about the Properties in violation of Environmental Laws, or transported any Environmentally Regulated Materials to, from or across the Properties in violation of Environmental Laws, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties in violation of Environmental Laws, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. To the best knowledge of the Company, the Properties do not contain in violation of Environmental Laws, any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

         (b) To the best knowledge of the Company:

                  (i) no violation or noncompliance with Environmental and Occupational Safety and Health Laws has occurred with respect to the Properties or operations conducted thereon; the Company has obtained all permits, licenses and authorizations required by, and the Company and the Properties are in compliance, in all material respects, with all Environmental and Occupational Safety and Health Laws including, without limitation, all applicable restrictions, conditions, standards, limitations, prohibitions, requirements and obligations contained in the Environmental and Occupational Safety and Health Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                  (ii) no enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been, or could have been at any time in the past, asserted or threatened with respect to operations conducted on the Properties or the Properties themselves or against the Company or any subsidiary or former subsidiary with respect to or in any way regarding the Properties pursuant to any Environmental and Occupational Safety and Health Laws; and

                  (iii) no claims or settlements with respect to the Properties or the operations thereon, or against the Company or any subsidiary or former subsidiaries with respect to the Properties or operations conducted thereon, relating to or arising out of Environmental and Occupational Safety and Health Laws or Environmentally Regulated Materials, have been made or been threatened by any third party, including any Authority, nor to the best knowledge of the Company, does there exist any reasonable basis for any such claim (any such enforcement, investigation, cleanup, removal, remediation or response, other governmental or regulatory action, claim or settlement is herein referred to as an "ENVIRONMENTAL CLAIM").

         (c) To the best knowledge of the Company, with regard to the Company and the Properties, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental and Occupational Health and Safety Laws, as in effect on the date of Closing.

         (d) The term "ENVIRONMENTAL AND OCCUPATIONAL SAFETY AND HEALTH LAW" as used in this Agreement means any Law, that (i) regulates, creates standards for or imposes liability or standards of conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters, or (ii) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws shall include, but not be limited to, the National Environmental Policy Act, 42 U.S.C. ss. ss. 4321 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. ss. 1251 et seq., the Federal Clean Air Act, 42 U.S.C. ss. ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. ss. 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11011, the Hazard Communication Act, 29 U.S.C. ss. ss. 651 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. ss. 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, and any caselaw interpretations, amendments or restatements thereof, or similar enactments thereto, as is now or at any time hereafter may be in effect, as well as their international, state and local counterparts.

         (e) The term "ENVIRONMENTALLY REGULATED MATERIALS" as used in this Agreement means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

         (f) Notwithstanding any provision in this Agreement to the contrary, all representations and warranties of the Company pertaining or related to Environmental Law, Environmentally Regulated Materials, Environmental Claims, pollution, contamination or other environmental matters are contained solely and exclusively in this Section 2.26.

2.27 BROKERS. Except as set forth in Section 2.27 of the Disclosure Schedule, neither the Company nor any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.

2.28 CUSTOMERS. Except as set forth in Section 2.28 of the Disclosure Schedule, there has not been in the 12-month period prior to the date hereof any significant dispute with any customer of the Company nor any set of circumstances which is reasonably anticipated to have a material adverse effect on the relationship between the Company and such customer.

2.29 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, nor any officer, director, shareholder, employee or agent of the Company, nor any other person acting on their behalf, has, directly or indirectly, within the past three years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company or Purchaser to any damage or penalty in any civil, criminal or governmental litigation or administrative proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company as reflected in the financial statements set forth in
Section 2.5 of the Disclosure Schedule, or (iii) if not continued in the future, might have a Material Adverse Effect on the Company's assets, business, operations or prospects or which might subject the Company or Purchaser to suit or penalty in any private or governmental litigation or proceeding.

2.30 SECURITIES MATTERS.

         (a) The Company and the Shareholders understand that (i) the Shares have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act") or any state securities or "blue sky" laws, on the ground that the sale provided for in this Agreement and the issuance of the securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the 1933 Act, and (ii) the Purchaser's reliance on such exemptions is predicated on the Company's and the Shareholders' representations set forth herein.

         (b) The Company and the Shareholders acknowledge that an investment in the Purchaser involves an EXTREMELY HIGH DEGREE OF RISK, lack of liquidity and substantial restrictions on transferability and that the Company and the Shareholders may lose their entire investment in the Shares.

         (c) The Purchaser has made available to the Company and the Shareholders or the Company's and the Shareholders' advisors the opportunity to obtain information to evaluate the merits and risks of the investment in the Shares, and the Company and the Shareholders have received all information requested from the Purchaser. The Company and the Shareholders have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, plans, prospects, and financial condition of the Purchaser and to obtain additional information as the Company and the Shareholders have deemed appropriate for purposes of investing in the Shares pursuant to this Agreement.

         (d) The Company and the Shareholders, personally or through advisors, have expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Purchaser and have sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Purchaser. In connection with the purchase of the Shares, the Company and the Shareholders have relied solely upon independent investigations made by the Company and the Shareholders, and have consulted their own investment advisors, counsel and accountants. The Company and the Shareholders have adequate means of providing for current needs and personal contingencies, and have no need for liquidity and can sustain a complete loss of the investment in the Shares.

         (e) The Shares which the Purchaser is to issue hereunder will be acquired for the recipient's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Shares in violation of applicable securities laws.

         (f) The Company and the Shareholders understand that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment in the Shares.

         (g) The Company and each Shareholder is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The Company and the Shareholders acknowledge that the Shares may be purchased only by persons who come within the definition of an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

         (h) Neither the Company nor any Shareholder has received any general solicitation or general advertising concerning the Shares, nor is the Company nor any Shareholders aware of any such solicitation or advertising.

2.31 THE PURCHASER AND REGISTRATION UNDER THE SECURITIES EXCHANGE ACT. The Company and the Shareholders are aware that there can be no assurance that the Purchaser will register under the Securities Exchange Act of 1934 (the "1934 ACT") and become a reporting company under the 1934 Act. Furthermore, if the Purchaser does become a reporting company under the 1934 Act, the Company and the Shareholders acknowledge that there can be no assurance given as to the ultimate value of the Shares or the liquidity thereof.

2.32 DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement contained in any document (including, without limitation, the financial statements referred to herein and the Disclosure Schedule), certificate, exhibit or other writing furnished or to be furnished to Purchaser pursuant to the provisions of this Agreement, contains or will contain, any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that the Purchaser or its representatives knew (other than as a result of the Disclosure Schedule or other writing delivered to the Purchasers on the date of Closing) or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                    ARTICLE 3
                                    ---------

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         The Purchaser, jointly and severally, represents and warrants to the Company and the Shareholders as of the date hereof as follows:

3.1. CORPORATE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified has not and could not reasonably be expected to have a Material Adverse Effect on the ability of the Purchaser to fulfill its obligations under this Agreement.

3.2. AUTHORIZATION. The Purchaser has full corporate power and authority to enter into this Agreement and the Purchaser Delivered Documents and to carry out the transactions contemplated herein and therein. The Boards of Directors of the Purchaser have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of the Purchaser enforceable against it in accordance with its terms.

3.3. NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles of incorporation or bylaws of the Purchaser; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Purchaser is a party or by which they or any of its properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of the Purchaser under any debt, obligation, contract, agreement or commitment to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is or may be bound; or (iii) violate any Law.

3.4. CONSENTS AND APPROVALS. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by the Purchaser of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of the Purchaser.

3.5. BROKERS. Neither the Purchaser nor any of its directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Purchaser for any such fee or commission to be claimed by any person or entity.

3.6. LEGAL PROCEEDINGS. There are no actions, suits or proceedings instituted, pending or, to the knowledge of the Purchaser, threatened, against the Purchaser, or against any of its affiliates or against any property, asset, interest or right of any of them, either individually or in the aggregate, that would prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Purchaser from performing its obligations under this Agreement. The Purchaser is not subject to any judgment, order, writ, injunction or decree that would prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Purchaser from performing its obligations under this Agreement.

3.7 CAPITALIZATION. The authorized capital stock of the Purchaser consists of 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of undesignated preferred stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable.

3.8 FINANCIAL STATEMENTS. The Purchaser has retained an independent accounting firm to prepare audited balance sheets of the Purchaser as of December 31, 1998 and 1997 and related statements of operations, shareholders' equity and cash flows for the fiscal years then ended (the "PURCHASER FINANCIAL STATEMENTS"). The Purchaser believes that, once completed, the Purchaser Financial Statements
(i) will be in accordance with the books and records of the Purchaser and have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied for all periods, and (ii) will fairly present the financial position of the Purchaser as of the respective dates thereof, and the results of operations, changes in shareholders' equity and changes in cash flow for the periods then ended, all in accordance with GAAP consistently applied for all periods.

3.9 LITIGATION. To the knowledge of the Purchaser, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated by or against or involving the Purchaser, its assets, properties or businesses or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

3.10 INSURANCE. Exhibit 3.10 contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Purchaser, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Purchaser has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described in Exhibit 3.10.

3.11 LABOR MATTERS. Except as set forth in Exhibit 3.11: (i) the Purchaser is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) to the knowledge of the Purchaser, there is no unfair labor practice complaint against the Purchaser pending or threatened before the National Labor Relations Board or any other comparable Authority; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Purchaser's knowledge, threatened against or directly affecting the Purchaser; (iv) to the knowledge of the Purchaser, no labor representation question exists respecting the employees of the Purchaser and there is not pending or threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Purchaser; (v) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Purchaser's knowledge, have been threatened; (vi) no collective bargaining agreement is binding and in force against the Purchaser or currently being negotiated by the Purchaser; and (vii) to the knowledge of the Purchaser, the Purchaser has not experienced any significant work stoppage or other significant labor difficulty.

3.12 COMPLIANCE WITH LAW. Except as set forth in Exhibit 3.12, and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the assets, properties, businesses and operations of the Purchaser are and have been in compliance with all Laws applicable to the ownership and conduct of their assets, properties, businesses and operations. To the knowledge of the Purchaser, there are no outstanding and unsatisfied deficiency reports, plans of correction, notices of noncompliance or work orders relating to any such Authorities, and no such discussions with any such Authorities are scheduled or pending.

3.13 CUSTOMERS. Except as set forth in Exhibit 3.13, there has not been in the 12-month period prior to the date hereof any significant dispute with any customer of the Purchaser nor any set of circumstances which is reasonably anticipated to have a material adverse effect on the relationship between the Purchaser and such customer.

3.14 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Purchaser, nor any officer, director, shareholder, employee or agent of the Purchaser, nor any other person acting on their behalf, has, directly or indirectly, within the past three years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Purchaser (or assist the Purchaser in connection with any actual or proposed transaction) which (i) might subject the Purchaser or Purchaser to any damage or penalty in any civil, criminal or governmental litigation or administrative proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Purchaser, or (iii) if not continued in the future, might have a Material Adverse Effect on the Purchaser's assets, business, operations or prospects or which might subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

                                    ARTICLE 4
                                    ---------

                                    COVENANTS
                                    ---------

4.1 THE COMPANY'S AGREEMENTS AS TO SPECIFIED MATTERS. Except as specifically set forth in Exhibit 4.1 hereto, except in the ordinary course of business and consistent with past practice, and except upon the written consent of the Purchaser (which consent shall not be unreasonably withheld), from the date hereof until the Closing, the Company shall not do any of the following:

         (a) Amend its articles of incorporation or bylaws;

         (b) Borrow or agree to borrow any funds;

         (c) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any claims, obligations, liabilities or loss contingencies which, individually or in the aggregate, are material to the conduct of the businesses of the Company or have or would have a material adverse effect on the financial condition of the Company;

         (d) Pay, discharge or satisfy any claims, liabilities or obligations;

         (e) Permit or allow any of its properties or assets material to the operation of its businesses to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except Permitted Liens;

         (f) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable or any trade accounts or trade notes;

         (g) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, other than for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of its businesses;

         (h) License, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights other than for such Intellectual Property Rights which, individually or in the aggregate, are not material to the conduct of its businesses;

         (i) (i) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of its directors, officers or employees; (ii) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Compensation Plan; (iii) contribute, set aside for contribution or authorize the contribution of any amounts for any such Compensation Plan except as required (and not discretionary) by the terms of such Compensation Plan; or (iv) grant or become obligated to grant any general increase in the compensation of any directors, officers or employees (including without limitation any such increase pursuant to any Compensation Plan);

         (j) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually in excess of $25,000, or in excess of $100,000 in the aggregate;

         (k) (i) Declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities; (ii) issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities, except issuance of the Company Common Stock pursuant to the exercise of stock options outstanding on the date hereof; (iii) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (iv) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

         (l) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer, employee or shareholder;

         (m) Terminate, enter into or amend in any material respect any Material Contract identified in Section 2.19 of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such Material Contract;

         (n) Take any action that can be reasonably anticipated to have a Material Adverse Effect on Company (PROVIDED that any actions taken in connection with the Closing or the performances of the Company's obligations under this Agreement shall not be covered by this subsection (n)) or cause any representation or warranty set forth in
         Section 2 hereof to be untrue or any condition to the Closing not to be satisfied;

         (o) Accelerate billings, shipments to customers, payments from customers, orders from suppliers or payment of accounts payable or adjust the level of inventory, except in the ordinary course of business consistent with past practices;

         (p) Acquire any of the business or assets of any other person, firm, association or corporation;

         (q) Do any act or omit to do any act, or permit any act or omission to act, which could cause a breach or default by Company under any of Company's contracts, agreements, commitments or obligations;

         (r) Enter into or amend any other agreements, commitments or contracts which, individually or in the aggregate, are material to Company, except agreements for the purchase and sale of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements; or

         (s) Agree, whether in writing or otherwise, to take any action described in this subsection.

4.2 CONDUCT OF THE COMPANY BUSINESS. The Company shall maintain its assets and properties and carry on its businesses and operations only in ordinary course in substantially the same manner as planned and previously operated; and the Company shall use its best commercially reasonable efforts to preserve intact its business organizations, existing business relationships (including without limitation its relationships with officers, employees, dealers, distributors, independent contractors, customers and suppliers), good will and going concern value; PROVIDED THAT in no event shall any of the foregoing prohibit the Company from taking any action set forth on Exhibit 4.1.

4.3 NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION. The Company shall not, and will use its best efforts to ensure that its directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents shall not, directly or indirectly, solicit, initiate or encourage discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any third party concerning (or concerning the business of the Company in connection with) any tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets (except in the ordinary course of business), sale of securities, acquisition of beneficial ownership of or the right to vote securities representing more than five percent (5%) of the total voting power of the Company, liquidation, dissolution or similar transactions involving the Company or any division of the Company (such proposals, announcements or transactions being called herein "ACQUISITION PROPOSALS"). Notwithstanding the foregoing, (a) it is permissible to communicate with (but not solicit, initiate, encourage or negotiate with, other than pursuant to clause (b) of this sentence) any third party; (b) if any third party makes a Bona Fide Unsolicited Offer, it is permissible to furnish information concerning the Company or its businesses to, and negotiate with, such third party (for the purposes of this subsection, a "BONA FIDE UNSOLICITED OFFER" shall mean any unsolicited written inquiry, proposal or offer respecting a potential Acquisition Proposal, other than any such inquiry, proposal or offer that, after due consideration thereof by the Board of Directors of the Company, is expressly determined by such Board of Directors not to be reasonably likely to result in the receipt of a consideration superior to the consideration to be paid by the Purchaser as described herein); and (c) it is permissible to furnish information concerning the Company or its businesses to a third party making a Bona Fide Unsolicited Offer, or from taking any other action, if the Board of Directors of the Company concludes, after due consideration which shall include consultation with legal counsel, that there is a fiduciary duty to furnish such information or take such other action. The Company shall promptly inform the Purchaser of any Bona Fide Unsolicited Offer, including the terms thereof and the identity of the person or entity making such offer.

4.4 FULL ACCESS TO THE PURCHASER; AUDIT. The Company shall afford to the Purchaser and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents full and complete access to the facilities, properties, books and records of the Company in order that the Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company, PROVIDED THAT any such investigation shall be conducted in such a manner as not to interfere unreasonably with business operations, and PROVIDED FURTHER THAT neither the Purchaser nor any of its directors, officers, employees, counsel, accountants, investment advisors or other authorized representatives or agents shall have access to the facilities, properties, employees, customers or suppliers except upon the written consent of the Company, which consent shall not be unreasonably withheld. In addition, the Company shall furnish such additional financial and operating data and other information as the Purchaser shall, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants. No such investigation shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company or the Shareholders herein. The Company shall specifically afford the Purchaser and/or its accountants to conduct an audit of the Company's financial statements, books and records, and the Company and the Shareholders shall reasonably cooperate with the Purchaser in the performance of such audit.

4.5 CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible, or permit the Disclosure of (collectively, "DISCLOSE" or "DISCLOSURE" as the case may be), any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law; PROVIDED, HOWEVER, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "INFORMATION" as used herein shall not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

4.6 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation: (i) if applicable, the filing with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") all requisite documents and notifications in connection with the transactions contemplated hereby pursuant to the HSR Act as soon as practicable following the date hereof, and to respond as promptly as practicable to all inquiries from the FTC or the Antitrust Division in connection therewith; (ii) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (iii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.7 FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

         (a) Each party hereto will, before, at and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the express intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Purchaser and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Purchaser, and to confirm the Purchaser's title to, all of the Assets, to put the Purchaser in actual possession and operating control thereof and to assist the Purchaser in exercising all rights with respect thereto.

         (b) Between the date hereof and the Closing, the Company shall cooperate with the Purchaser to promptly develop plans for the management of the businesses after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and the Company shall further cooperate with the Purchaser to provide for the implementation of such plans as soon as practicable after the Closing. Between the date hereof and the Closing, and subject to applicable Law, the Company shall confer on a regular and reasonable basis with one or more representatives of the Purchaser to report on material operational matters and the general status of ongoing operations.

         (c) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Article 5 and Article 6 hereof.

4.8 SUPPLEMENTS TO DISCLOSURE SCHEDULE. Prior to the Closing, the Company and the Shareholders will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company or the Shareholders which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company and the Shareholders contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth in Section 5.1, the Disclosure Schedule shall be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

4.9 PUBLIC ANNOUNCEMENTS. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that any of the parties hereto may at any time make any announcements which are deemed by its counsel to be required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

4.10 TRANSACTIONAL TAX UNDERTAKINGS.

         (a) The parties hereto shall cooperate to make any necessary filings with state and local taxing authorities and to furnish any required supplemental information to any state and local tax liabilities resulting from the consummation of the transactions contemplated herein.

         (b) In the event that any sales or use tax, or any tax in the nature of a sales or use tax, or any transactional tax is payable or assessed relative to the transactions contemplated herein, the Company shall pay all such taxes and shall not collect any part thereof from the Purchaser.

4.11 EMPLOYEE BENEFITS.

         (a) EMPLOYEES. After the date of Closing, the Purchaser may offer to some or all employees employed by the Company immediately prior to the date of Closing with respect to the businesses relating to the Company's Assets (the "COMPANY EMPLOYEES") the opportunity to maintain such employee's current employment; provided, that the Purchaser may terminate the employment of any employees who accept such offer at any time after such date of Closing. During the first six (6) months after the date of Closing, the compensation and benefits provided by the Purchaser shall be reasonably comparable on an overall basis (including without limitation all compensation and benefits accrued by such employees as of the date of Closing under all Pension Plans, Welfare Plans and Compensation Plans irrespective of whether such accrued benefits are actually received by such employees) to those provided to such employees prior to the date of Closing with credit given for the length of actual service with the Company prior to the date of Closing. The Purchaser has not agreed to assume any obligation or liability under any Pension Plans, Welfare Plans or Compensation Plans unless specifically required pursuant to Section 1.2.

         (b) RETENTION OF EMPLOYEES. The Company shall not, for a period of three (3) years after the date of Closing, take any action, other than with the written consent of the Purchaser, to induce any employee who accepts an offer pursuant to Section 4.11(a) above, while still employed by the Purchaser or any subsidiary of the Purchaser, to enter into the employ of the Company or any affiliate of the Company.

4.12 BULK SALES LAW COMPLIANCE. The Purchaser hereby waives compliance by the parties with the provisions of any applicable bulk sales laws to the transactions contemplated by this Agreement and the Company and the Shareholders warrant and agree to pay and discharge when due all claims of creditors which could be asserted against the Purchaser by reason of such noncompliance to the extent that such liabilities are not specifically assumed by the Purchaser under this Agreement. The Company and the Shareholders hereby indemnify and agree to hold the Purchaser harmless from, against and in respect of (and shall on demand reimburse the Purchaser for) any loss, liability, cost, or expense, including, without limitation, attorney's fees incurred by the Purchaser, by reason of any failure of the Company or the Shareholders to pay or discharge such claims.

4.13 SECURITIES RESTRICTIONS.

         (a) NATURE OF RESTRICTIONS. The Shares have not been registered under the 1933 Act or under the securities laws of any other jurisdiction and, therefore, the Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available. The transferability of the Shares is restricted and that a legend may be placed on any certificate representing the Shares substantially to the following effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

         (b) COVENANTS OF THE COMPANY AND THE SHAREHOLDERS. The Company shall not offer, sell or otherwise transfer any Shares unless such Shares are registered and qualified under the 1933 Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or unless such offer, sale or transfer is exempt from such registration or qualification. The Company may, in its discretion, transfer the Shares to the Shareholders, provided that (i) such transfer is exempt from registration under the 1933 Act and qualification under applicable state securities, and (ii) the representations and warranties of the Shareholders contained in Section
         2.30 shall be true, complete and accurate as of the date when made and at and as of the date of the transfer as though such representations and warranties were made at and as of such time. The Shareholders shall not offer, sell or otherwise transfer any Shares unless such Shares are registered and qualified under the 1933 Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or unless such offer, sale or transfer is exempt from such registration or qualification, as reflected in an opinion of counsel to the Shareholder seeking to transfer Shares in a form and substance reasonably satisfactory to the Purchaser.

4.14 Restrictive Covenants.

         (a) POST-CLOSING CONFIDENTIALITY. The Company and each Shareholder acknowledge their intent that the Company shall fully and effectively convey to the Purchaser all proprietary rights, including the Intellectual Property Rights, to be transferred to the Purchaser pursuant hereto. Accordingly, the Company and each Shareholder shall at all times keep confidential and shall not disclose to others any proprietary rights, including the Intellectual Property Rights, and shall not use or permit to be used any proprietary rights or any Intellectual Property Rights for any purpose other than performance of obligations to the Purchaser.

         (b) NON-DIVERSION. Until the fifth anniversary of the date of Closing, the Company and each of the Shareholders shall not, and shall cause their affiliates not to, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Purchaser of which Company or any of the Shareholders become aware as the result of their affiliation with the Business or their relationship with the Purchaser and which relate specifically to the Business, or any part thereof. This Section 4.14(b) is an addition to and not by way of limitation of any other duties the Shareholders may have to the Purchaser.

         (c) NON-RECRUITMENT. Until the fifth anniversary of the date of Closing, neither the Company nor the Shareholders shall hire away, or cause any other person to hire away, any employee of or consultant to the Purchaser (including, without limitation, persons employed or engaged by the Company before the date of this Agreement, and further including, without limitation, any current, former or then-existing "team leader" or distributor of either the Company or the Purchaser), or directly or indirectly entice or solicit or seek to induce or influence any of such employees or consultants to leave their employment or engagement with the Purchaser, without out the prior written consent of the Purchaser, which may be withheld in the sole discretion of the Purchaser.

         (d) REMEDIES. The covenants contained in this Section 4.14 impose a reasonable restraint on the Company and the Shareholders in light of the activities and business of the Company and future plans of the Purchaser. The Company and each Shareholder acknowledge that if they violate any of the covenants contained in this Section 4.14 (collectively, the "Restrictive Covenants"), it will be difficult to determine the resulting damages to the Purchaser and, in addition to any other remedies the Purchaser may have, the Purchaser shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damages. The Company and the Shareholders shall be liable to pay all costs, including reasonable attorneys' fees and expenses, that the Purchaser may incur in enforcing or defending, to any extent, any of the Restrictive Covenants, whether or not litigation is actually commenced and including litigation of any appeal defended by the Purchaser where such party succeeds in enforcing any of the Restrictive Covenants. The Purchaser may elect to seek one or more remedies at its discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict the Purchaser from seeking any remedies in another situation. Such action by the Purchaser shall not constitute a waiver of any of its rights.

         (f) SEVERABILITY AND MODIFICATION OF ANY UNENFORCEABLE COVENANT. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances.

4.15 REPURCHASE RIGHTS. The Company, or if the Company has been dissolved, any Shareholder, at any time commencing the six-month anniversary of the date of Closing, and from time to time thereafter, may, in the Company's or such Shareholder's discretion, as the case may be, resell to the Purchaser at a price of $1.00 per Share, and the Purchaser shall repurchase from the Company or such Shareholder, as the case may be, up to 100,000 Shares (or, in the case of a

Shareholder, the pro rata proportion of 100,000 Shares to such Shareholders' percentage ownership of the Company as of the date of Closing) issued pursuant to Section 1.3.3 (the "REPURCHASE RIGHTS"). The repurchase price for any repurchase pursuant to this Section 4.15 in cash or by a promissory note bearing interest at 12% [or the legal maximum in the State of Nevada, if less] and payable in up to 12 equal monthly amortizing installments of principal and accrued interest, or any combination of cash and such a promissory note, in the Purchaser's discretion.

4.16. SECURITIES COMPLIANCE.

         (a) EXEMPTION FROM REGISTRATION AND QUALIFICATION. Promptly following the date of Closing, the Purchaser shall file a Form D with the Securities & Exchange Commission ("SEC") in connection with the issuance of the Shares and make all other necessary or advisable filings under Nevada and other applicable state securities laws, as necessary or advisable to obtain appropriate exemptions from registration or qualification under federal and applicable state securities laws. Except as expressly disclosed on Exhibit 4.16 hereto, the Purchaser shall understand that the Shareholders are residents of Nevada.

         (b) RULE 144 COMPLIANCE. If the Purchaser files a registration statement under the 1934 Act for its Common Stock with the SEC (the "1934 ACT STATEMENT"), and the SEC declares the 1934 Act Statement effective, the Purchaser shall file reports with the SEC as required under Rule 144(c)(1) under the 1933 Act, or any successor rule, for a period of at least twenty-four (24) months immediately following the date on which the SEC declares the 1934 Act Statement effective, or such longer period as any Shareholder shall be deemed an affiliate of the Purchaser on account of being an officer or director of the Purchaser or its receipt and holding of the Shares, or such shorter time as any of the Purchaser's Common Stock is outstanding, and the Purchaser shall take all other actions as may reasonably be required of the Purchaser in order that Rule 144, or any successor rule, may be available to the Shareholders who satisfy the provisions of the rule applicable to the holder or its offer or sale of securities.

4.17 NO EFFECTIVE REGISTRATION STATEMENT; CASH PAYMENT. If the SEC has not declared the 1934 Act Statement effective on or before the second anniversary of the date of Closing, then the Purchaser shall pay $250,000 to the Company, or if the Company has been dissolved, to the Shareholders, pro rated in proportion to each Shareholders' percentage ownership of the Company as of the date of Closing.

                                    ARTICLE 5
                                    ---------

                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Purchaser to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES TRUE. The Disclosure Schedule shall be delivered to the Purchaser prior to the Closing and shall be fully satisfied with the disclosures contained therein. The representations and warranties of the Company and the Shareholders contained in this Agreement, including without limitation in the Disclosure Schedule delivered to the Purchaser (and not including any changes or additions delivered to the Purchaser pursuant to
Section 4.8), shall be true, complete and accurate as of the date hereof and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct at the Closing with respect to such date or period; PROVIDED THAT a breach of any representation or warranty shall not constitute a failure of the condition contained in this Section 5.1 if such breach, either alone, or in conjunction with all other breaches, has not had, or will not have, a Material Adverse Effect.

5.2 PERFORMANCE. The Company and the Shareholders shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders on or prior to the Closing.

5.3 REQUIRED APPROVALS AND CONSENTS.

         (a) At and as of the Closing, the Company shall have full corporate power and authority to enter into this Agreement and the Company Delivered Documents and to carry out the transactions contemplated herein and therein. At and as of the Closing, the Shareholders, and each of them, shall have the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein, including without limitation the legal capacity to execute, deliver and perform the agreements or contracts required by this Article 5 to be executed and delivered by any of them as a condition to the Closing. At and as of the Closing, the Board of Directors of the Company shall have taken all action required by law, its articles of incorporation and bylaws and otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. At and as of the Closing, this Agreement shall have been duly and validly executed and delivered by the Company and no other corporate action shall be necessary. At and as of the Closing, this Agreement shall have been duly and validly executed by the Shareholders. At and as of the Closing, this Agreement shall be the valid and binding legal obligation of the Company, and this Agreement shall be the valid and binding legal obligation of the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms.

         (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, and all Consents of from all persons and entities other than Authorities that are identified in the Disclosure Schedule shall have been delivered, made or obtained, and the Purchaser shall have received copies thereof.

5.4 ADVERSE CHANGES. No change, circumstance or event which constitutes or has resulted in, or that is reasonably likely to result in, a Material Adverse Effect relative to the Company since the date of the Latest Balance Sheet.

5.5 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on the business, financial condition, prospects, or operations of the Company.

5.6 OPINION OF THE COMPANY COUNSEL. The Purchaser shall have received an opinion of Company counsel, Ruyle, Catron & Lauer, LLP, dated the date of Closing, substantially in the form and substance set forth as Exhibit 5.6 hereto.

5.7 LEGISLATION. No Law shall have been enacted which prohibits, restricts or materially delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

5.8 CERTIFICATES. The Purchaser shall have received such certificates of the Company's officers and of the Shareholders, in a form and substance reasonably satisfactory to the Purchaser, dated the date of Closing, to evidence compliance with the conditions set forth in Sections 5.1, 5.2 and 5.3.

5.9 DUE DILIGENCE. The Purchaser shall have received all information requested by it pursuant to Section 4.4.

5.10 DOCUMENTATION FOR CONVEYANCE OF THE COMPANY'S ASSETS. The Purchaser shall have received, in a form and substance reasonably satisfactory to the Purchaser, dated the date of Closing, all of the Bills of Sale, deeds, assignments and other conveyance and transfer documentation listed on Exhibit 5.10.

                                    ARTICLE 6
                                    ---------

                       CONDITIONS TO COMPANY'S OBLIGATIONS
                       -----------------------------------

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Shareholders to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser contained in this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

6.2 PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

6.3 CORPORATE APPROVALS. All Consents listed on Exhibit 3.5 hereto shall have been delivered, made or obtained. All action required to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

6.4 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

6.5 CERTIFICATES. The Purchaser shall have furnished the Company and the Shareholders with such certificates of the Purchaser's officers, in a form and substance reasonably acceptable to the Company and the Shareholders, dated the date of Closing, to evidence compliance with the conditions set forth in Sections 6.1 and 6.2.

6.6 OPINION OF THE PURCHASER COUNSEL. The Purchaser shall have delivered to the Company an opinion from Oppenheimer Wolff & Donnelly LLP, counsel to the Purchaser, dated the date of Closing, in the form and substance set forth as
Exhibit 6.6 hereto.

6.7 PAYMENT OF CONSIDERATION. The Company shall have received (a) the Shares required by Section 1.4(c) has been completed, and (b) the executed Liabilities Undertaking required by Section 1.4(d).

6.8 EXECUTION AND DELIVERY OF CERTAIN AGREEMENTS. The Company and the Shareholders shall have received satisfactory evidence that the agreements identified in Exhibit 6.8 hereto have been executed and delivered by the parties thereto.

                                    ARTICLE 7
                                    ---------

                           TERMINATION AND ABANDONMENT
                           ---------------------------

7.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but not later than the
Closing:

         (a) By mutual written consent of the Purchaser and the Company; or

         (b) By the Purchaser on or after the Termination Date or such later date as may be established pursuant to Article 1 hereof, if any of the conditions provided for in Article 5 of this Agreement shall not have been satisfied or waived in writing by the Purchaser prior to such date; or

         (c) By the Company on or after the Termination Date or such later date as may be established pursuant to Article 1 hereof, if any of the conditions provided for in Article 6 of this Agreement shall not have been satisfied or waived in writing by the Company prior to such date; or

         (d) By any party if the Closing shall not have occurred on or before August 31, 1999.

7.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties, and the provisions of this Agreement (except to the extent provided in Section 9.1) shall terminate, and the transactions contemplated herein shall be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein: (a) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same; (b) the confidentiality obligations of Section 4.5 shall continue to be applicable; and (c) except as provided in this subsection, no party shall have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.

                                    ARTICLE 8
                                    ---------

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

8.1 SURVIVAL. The representations and warranties of each of the parties hereto shall survive the Closing.

8.2 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify the Company and the Shareholders from and against any and all loss, liability, claim or damage ("LOSSES") suffered or incurred by it by reason of (a) any untrue representation of, or breach of warranty by, the Purchaser in any part of this Agreement, provided, however, that no claim for indemnity may be made pursuant to this subsection after the third anniversary of the date of Closing; (b) any Assumed Liabilities; and (c) any nonfulfillment of any covenant, agreement or undertaking of the Purchaser in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereof entitled to the benefits thereof. The Purchaser shall reimburse the Company and the Shareholders for any and all fees, costs and expenses of any kind arising out of or relating to enforcement of the indemnification rights pursuant to this Section 8.2 (including, without limitation, any and all Legal Expenses) and, for purposes hereof, such fees, costs and expenses shall be deemed to be Losses.

8.3 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS -- UNTRUE REPRESENTATION OR BREACH OF WARRANTY. The Company and each Shareholder, jointly and severally, agree to indemnify the Purchaser from and against any and all Losses suffered or incurred by it by reason of any untrue representation of, or breach of warranty by the Company or any Shareholder in this Agreement, PROVIDED, HOWEVER, that no claim for indemnity may be made pursuant to this subsection after the third anniversary of the date of Closing. Notwithstanding anything to the contrary in this subsection, no claim may be made under this subsection if it (or the principal facts with respect to it) were known or reasonably should have been known and the claim could have been asserted at a time when it would have resulted in a required adjustment which would be reflected in the Closing Balance Sheet. The Company and the Shareholders, jointly and severally, shall reimburse the Purchaser for any and all fees, costs and expenses of any kind arising out of or relating to enforcement of the indemnification rights pursuant to this Section 8.3 (including, without limitation, any and all Legal Expenses) and, for purposes hereof, such fees, costs and expenses shall be deemed to be Losses.

8.4 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS -- OTHER. The Company and each Shareholder, jointly and severally, agree to indemnify the Purchaser from and against all of the following: (a) any and Losses suffered or incurred by it by reason of any nonfulfillment of any covenant, agreement or undertaking of the Company or any Shareholder in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof; and (b) any obligations of the Company not specifically assumed by the Purchaser in the Liabilities Undertaking. The Company and the Shareholders, jointly and severally, shall reimburse the Purchaser for any and all fees, costs and expenses of any kind arising out of or relating to enforcement of the indemnification rights pursuant to this Section 8.4 (including, without limitation, any and all Legal Expenses) and, for purposes hereof, such fees, costs and expenses shall be deemed to be Losses.

8.5 BASKET AMOUNT. Notwithstanding anything in Sections 8.3 and 8.4 to the contrary, the Purchaser shall not be entitled to any indemnification under such sections if the aggregate amount of all damages thereunder is less than $25,000 (the "EXCEPTION AMOUNT"), but if the aggregate amount of all claims exceeds the Exception Amount, then the Purchaser shall be entitled to full indemnification of for only those damages exceeding the Exception Amount. The parties hereto do not intend that the Exception Amount be deemed to be a definition of what is "material" for any purpose in this Agreement.

8.6 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. With respect to claims against the Shareholders, such notice shall be to the Shareholders' Agent identified in Section 9.16 hereof and such agent shall be treated as the agent for each Shareholder and is hereby appointed as such by each Shareholder, with full power and authority to take all action required or permitted by each Shareholder as an Indemnifying Party under this subparagraph. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it shall deliver, within twenty (20) days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party shall file timely written notice of objection to any claim for indemnification, the validity and amount of such claim shall be determined by arbitration pursuant to Section 9.12 hereof. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, shall have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

8.7 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary in this Agreement, the aggregate amount of damages recoverable pursuant to the provisions of this Article 8 by the Purchaser shall be limited to the aggregate amount equal to one-hundred percent (100%) of the Purchase Price, as finally adjusted hereunder (the "INDEMNIFICATION CAP").

8.8 SUBROGATION. In the event that the Indemnifying Party shall be obligated to provide indemnification hereunder to a claimant (the "CLAIMANT"), the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Claimant with respect to the Losses to which such indemnification relates.

8.9 TAX AND INSURANCE. All indemnification or reimbursement payments required pursuant to this Agreement shall be made net of all tax and insurance benefits actually received by the Indemnified Party. In the event that any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third person, the Indemnified Party(ies) expressly agree that he (they) shall promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such losses or claims. The Indemnified Party(ies) agree to pursue, at the cost and expense of the Indemnified Party, such claims diligently and to reasonably cooperate, at the cost and expense of the Indemnified Party, with each applicable insurance carrier and third party indemnitor or contributor.

8.10 UNDERTAKINGS. Prior to the assertion of any claims for indemnification under this Agreement, the Indemnified Party shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate any losses or damages subject to indemnification hereunder.

                                    ARTICLE 9
                                    ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

9.1 EXPENSES. Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein is consummated.

9.2 AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

9.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

9.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective:

         (a) on the date of delivery, if delivered personally;

         (b) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested;

         (c) on the first business day after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (E.G., via Federal Express); or

         (d) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex, e-mail or other similar telegraphic or electronic communications equipment, PROVIDED THAT such transmission is confirmed by prompt mailing (postage prepaid, by certified or registered mail, return receipt requested) or by guaranteed overnight delivery:

         If to the Company or the Shareholders:

                  To:                       Leonard K. Olson
                                            6700 South Paradise, Suite C
                                            Las Vegas, NV 89119
                                            Fax: (702) 263-4859

                  With a copy to:           Ruyle, Catron & Lauer, LLP
                                            8880 Rio San Diego Drive, Suite 1000
                                            San Diego, CA 92108
                                            Attn:    Jon R. Lauer, Esq.
                                            Fax:     (619) 260-3595
                                            E-mail: JRLauer@compuserve.com

or to such other person or address as the Company or the Shareholders shall furnish to the other parties hereto in writing in accordance with this subsection.

         If to the Purchaser:

                  To:                       Gateway Distributors, Ltd.
                                            500 East Cheyenne Avenue
                                            North Las Vegas, NV 89030
                                            Attn:    Richard A. Bailey
                                                     Chief Executive Officer
                                            Fax:     (702) 642-4491

                  With a copy to:           Oppenheimer Wolff & Donnelly LLP
                                            500 Newport Center Drive
                                            Suite 700
                                            Newport Beach, CA 92660
                                            Attn: Marc A. Indeglia, Esq.
                                            Fax: (949) 719-6020

or to such other person or address as the Purchaser shall furnish to the other parties hereto in writing in accordance with this subsection.

         If to any Shareholder or to the Shareholders' Representative, to the address set forth for such Shareholder or the Shareholders' Representative on the signature page hereof or to such other address as such Shareholder or the Shareholders' Representative shall furnish to the other parties hereto in writing in accordance with this subsection.

9.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, PROVIDED THAT the Company may assign this Agreement, and any of its rights and/or obligations arising hereunder, in whole or in part, and from time to time, either (a) to the Shareholders in proportion with their ownership interest in the Company, or (b) in connection with any dissolution and/or winding up of its business and affairs after the Closing.

9.7 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

9.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

9.10 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "AGREEMENT". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision shall become invalid or unenforceable under applicable Law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

9.11 INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in Sections 4.3 and 4.5 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of Sections 4.3 and
4.5 hereof or the continuation of any such breach without the necessity or proving actual damages and may seek to specifically enforce the terms thereof.

9.12 ARBITRATION. With the sole exception of the injunctive relief contemplated by Section 9.11, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in Las Vegas, Nevada by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Nevada for this purpose.

9.13 LIST OF DEFINED TERMS. Reference is made to Exhibit 9.13 for a listing and location of terms defined in this Agreement.

9.14 CERTAIN DEFINITIONS. For purposes of this Agreement,

         "CLOSING BALANCE SHEET" shall mean the balance sheet of the Company as of the Closing Date prepared in accordance with GAAP.

         "COMPANY DELIVERED DOCUMENTS" shall mean all of the agreements, certificates, instruments and other documents to be delivered by the Company or the Shareholders pursuant to or in connection with this Agreement.

         "LEGAL EXPENSES" of a person shall mean any and all fees, costs and expenses of any kind reasonably incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim.

         "MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which has a material negative impact on the condition (financial or otherwise), businesses, results of operations or prospects of the Company or the Purchaser, taken as a whole, as the case may be (and going concern value, in the case of the Company), or the ability of the Company or the Purchaser, as the case may be, to consummate the transactions contemplated hereby, other than any such event, change or occurrence resulting or arising from (i) general economic conditions; or (ii) the loss of any customer as a result of the announcement or consummation of the transactions contemplated hereby.

         "PERMITTED LIENS" shall mean: (i) liens securing specified liabilities or obligations shown on the Latest Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business; (iii) minor imperfections of title which do not impair the existing use of the Assets; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

         "PURCHASER DELIVERED DOCUMENTS" shall mean all of the agreements, certificates, instruments and other documents to be delivered by the Purchaser pursuant to or in connection with this Agreement.

         "REQUIRED MAJORITY OF SHAREHOLDERS" shall mean the affirmative vote of a majority of the Shareholders (regardless of the number of shares held by any such Shareholder).

         "1998 BALANCE SHEET" shall mean the balance sheet of the Company as of December 31, 1998, a copy of which is attached hereto as part of
         Section 2.7 of the Disclosure Schedule.

9.15 SHAREHOLDERS' AGENT.

         (a) APPOINTMENT AND AUTHORITY. The Shareholders, for themselves and their personal representatives and other successors, hereby constitute and appoint Leonard K. Olson (the "SHAREHOLDERS' AGENT"), with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Shareholders or in his own name as Shareholders' Agent to take all actions required or permitted to be taken by the Shareholders, or any of them, under this Agreement (including the actions described in Section 8.6 relative to indemnification matters and the giving and receiving of all reports, notices and consents, but excluding any modification or amendment of this Agreement). The authority conferred under this Section 9.15 is an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Shareholders or by any of them, or by operation of law, whether by the death or incapacity of any Shareholder, the termination of any trust or estate or the occurrence of any other event. If any Shareholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Shareholders' Agent pursuant to this Section 9.15 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Shareholders' Agent or the Purchaser shall have received notice of such death, incapacity, termination or other event. Any notice given to the Shareholders' Agent pursuant to Section 9.5 shall constitute effective notice to all Shareholders and the Purchaser or any other person may rely on any notice, consent, election or other communication received from the Shareholders' Agent as if it had been received from all Shareholders on whose behalf it was given.

         (b) SUCCESSORS. The Shareholders' Agent may resign upon 20 days' prior written notice to the Purchaser and each other Shareholder. Upon the death, resignation, removal or incapacity of the Shareholders' Agent, the Shareholders shall appoint a successor Shareholders' Agent, by written consent of the Required Majority of Shareholders, and any successor Shareholders' Agent so appointed shall constitute the Shareholders' Agent to the same effect as if originally named in this
         Section 9.15. The Shareholders may remove the Shareholders' Agent at any time upon the written consent of the Required Majority of Shareholders. The Shareholders shall give the Purchaser written notice of the appointment or removal of the Shareholders' Agent pursuant to this Section 9.15, including a copy of the written consent of the Required Majority of Shareholders relating thereto, as soon as practicable after any such appointment or removal, and such appointment or removal shall not be effective as against the Purchaser until such notice shall have been given, unless the Purchaser shall have actual knowledge of such appointment or removal.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PURCHASER"                                      "COMPANY"

GATEWAY DISTRIBUTORS, LTD.                       TEAMUP INTERNATIONAL, INC.


BY: /s/ Richard A. Bailey                        BY: /s/ Leonard K. Olson
   -----------------------------                    ----------------------------
      Richard A. Bailey,                               Leonard K. Olson
      President and                                    President
      Chief Executive Officer




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK







                                                 "SHAREHOLDERS"


                                                 /s/ Leonard K. Olson
                                                 -------------------------------
                                                 Leonard K. Olson


                                                 /s/ William N. Goins, Jr.
                                                 -------------------------------
                                                 William N. Goins, Jr.


                                                 /s/ James L. Menning
                                                 -------------------------------
                                                 James L. Menning


                                                 /s/ Alan Lau
                                                 -------------------------------
                                                 Alan Lau